NEWS RELEASE
FOR IMMEDIATE RELEASE

PICO HOLDINGS NAMES HOWARD BROD BROWNSTEIN
AND RAYMOND V. MARINO II AS NEW INDEPENDENT DIRECTORS

LA JOLLA, Calif., February 9, 2016 - PICO Holdings, Inc. (NASDAQ-GS: PICO) today announced that its Board of Directors has appointed Howard Brod Brownstein and Raymond V. Marino II as independent directors.

“Howard and Ray are outstanding additions to the PICO Board and we are confident that the extensive experience each of them brings to the PICO Board will benefit PICO and our shareholders as we continue to move forward with our previously announced new business plan that contemplates, as assets are monetized, we would return capital back to shareholders through stock repurchases or through other means such as special dividends” said John Hart, PICO’s Chief Executive Officer. “Over the past few months, we have had the chance to seek input from many of our largest shareholders and we believe that the addition to the PICO Board of high quality independent directors with the extensive experience and backgrounds that Howard and Ray bring to the PICO Board is responsive to the input we have received from our shareholders, particularly given that Ray was recommended as a potential director by one of our institutional shareholders, Robotti & Company.”

Mr. Brownstein brings to the PICO Board a broad financial and management consulting background, including extensive experience in finance, restructurings and turnarounds, strategic planning, valuing and selling businesses and corporate governance, as well as public company board experience. Mr. Brownstein is a nationally-known turnaround and crisis management professional and currently serves as the President of The Brownstein Corporation, which provides turnaround management and advisory services to companies and their stakeholders, as well as investment banking services, fiduciary services, and litigation consulting, investigations and valuation services. Since 2010, Mr. Brownstein has served on the Board of Directors of P&F Industries, Inc., a publicly-held manufacturer/importer of air-powered tools and various residential hardware products, and joined that Board of Directors after being recommended by a significant shareholder of P&F.

Mr. Marino brings to the PICO Board extensive experience in real estate, investment management, executive-level management, risk oversight, strategic planning, financial reporting and corporate governance, as well as public company board experience. For more than a decade, Mr. Marino served as the President and Chief Operating Officer and a member of the board of directors of Mission West Properties, Inc., a publicly traded real estate investment trust involved in the development, investment and management of a portfolio that exceeded 9 million square feet.

Mr. Brownstein will replace Kristina M. Leslie as a Class II director who has chosen to step down from the PICO Board. Mr. Marino will replace Robert G. Deuster as a Class I director who has also chosen to step down from the PICO Board.

Added Mr. Hart, “On behalf of the entire PICO Board and management team, I am grateful to Kris and Bob for their years of service to our Board. We wish them only the best in their future endeavors.”

The PICO Board has determined that each of Mr. Brownstein and Mr. Marino qualify as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Today’s announcement reflects the PICO Board’s continuing commitment to recruit new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the PICO Board and improve its ability to serve the best interests of shareholders. In addition, today’s announcement once again reflects the willingness of the PICO Board to add a new independent director recommended by a major shareholder. As previously announced, earlier this year, PICO appointed Eric Speron to its Board of Directors in response to the recommendation of one of its largest institutional shareholders, First Foundation Advisors and other shareholder input.

With the appointment of Messrs. Brownstein and Marino, the PICO Board would be composed of seven highly-qualified and experienced directors, three of whom have joined the PICO Board since the beginning of 2016 and six of whom are non-employee directors, and boasts a broad and diverse set of skills and experiences in the areas of real estate, restructuring and turnarounds, investment management, asset allocation, accounting, financial reporting, finance, mergers and acquisitions, corporate governance, capital markets, capital allocation, risk oversight and strategic planning.

About Howard Brod Brownstein

Howard Brod Brownstein has been the President of The Brownstein Corporation, a turnaround and crisis management consulting, advisory and investment banking firm, since 2010. From 1999 through 2009, Mr. Brownstein was a Principal of NachmanHaysBrownstein, Inc., a management consulting firm. Since 2010, Mr. Brownstein has served on the Board of Directors of P&F Industries, Inc., a publicly-held manufacturer/importer of air-powered tools and various residential hardware products and joined that Board after being recommended by a significant shareholder of P&F. From 2003 through 2006, he served on the boards of directors and audit committees of Special Metals Corporation, a privately held nickel alloy producer (where he also chaired the audit committee) and Magnatrax Corporation, a privately held manufacturer of metal buildings. In 2010, he served on the board of Betsey Johnson, a privately held apparel designer and retailer. Additionally, from January 2014 through April 2015, Mr. Brownstein served on the board of directors of LMG2, a privately-held Chicago-based parking facility operator. Additionally, Mr. Brownstein is a Board Leadership Fellow of the National Association of Corporate Directors (“NACD”), through which he completed NACD’s comprehensive program of study for corporate directors and continues to supplement his director skill sets through ongoing engagement with the director community, and access to leading practices. Mr. Brownstein is a graduate of Harvard University, where he obtained J.D. and M.B.A. degrees, and of the University of Pennsylvania, where he obtained B.S. and B.A. degrees from the Wharton School and the College of Arts and Sciences. Mr. Brownstein is admitted to the bars of Pennsylvania, Massachusetts and Florida, but does not actively practice law.

About Raymond V. Marino II

Since 2013, Mr. Marino has been in the investment advisory business where he is involved in researching, evaluating and negotiating a variety of investments for personal portfolio and third party investors involving real estate and non-real estate investments and has completed buy-side and sell-side real estate advisory assignments for third parties in excess of $130 million. From 2001 to 2013, Mr. Marino was the President and Chief Operating Officer as well as a member of the board of directors of Mission West Properties, Inc., a publicly traded real estate investment trust involved in the development, investment and management of a portfolio that exceeded 9 million square feet. From November 1996 to August 2000, he was President, Chief Executive Officer and a member of the board of directors of Pacific Gateway Properties, Inc. Earlier in his career, Mr. Marino, who is Certified Public Accountant in the State of California (inactive), worked at Coopers & Lybrand LLP, a predecessor firm to PriceWaterhouse Coopers LLP, where he serviced clients in the real estate investment and development, construction, energy, technology, and insurance industries, among others. Mr. Marino is a graduate of Golden Gate University, where he obtained an M.S. degree, and of Santa Clara University, where he obtained a B.S. degree. Mr. Marino is a Certified Public Accountant in the State of California (inactive).

About PICO Holdings

PICO Holdings, Inc. is a diversified holding company. Our objective is to maximize long-term shareholder value. For more information, please visit www.picoholdings.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that are not historical, including statements regarding our business plan, are forward-looking statements based on current expectations and assumptions that are subject to risks and uncertainties.

A number of other factors may cause results to differ materially from our expectations, such as: any slow down or downturn in the housing recovery or in the real estate markets in which UCP and Vidler operate; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses and investments in foreign companies; the continued service and availability of key management personnel; potential capital requirements and financing alternatives; the impact of international events; and the costs of responding to the actions of activist investors and the disruption caused to PICO’s business activities by these actions.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (858) 456-6022 or at http://investors.picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as otherwise may be required by the federal securities laws. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Important Additional Information and Where to Find It

PICO, its directors and certain of its executive officers and employees are deemed to be participants in a solicitation of consent revocations from PICO’s shareholders in connection with a pending consent solicitation by a shareholder seeking consents to call a special meeting of shareholders (the “Special Meeting Solicitation”). On February 2, 2016, PICO filed a preliminary consent revocation solicitation statement (the “Consent Revocation Solicitation Statement”) and accompanying form of BLUE revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of consent revocations relating to the Special Meeting Solicitation.

INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE CONSENT REVOCATION SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE REVOCATION CARD AND ANY OTHER RELEVANT DOCUMENTS THAT PICO WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto.

Shareholders will be able to obtain, free of charge, copies of the Consent Revocation Solicitation Statement (including any amendments or supplements thereto), the accompanying BLUE revocation card, and any other documents filed by PICO with the SEC in connection with the Special Meeting Solicitation at the SEC’s website (www.sec.gov), at PICO’s website (http://investors.picoholdings.com) or by writing to the Company’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037 or by calling PICO’s Corporate Secretary at (858) 456-6022.

Contacts

Sard Verbinnen & Co.
Paul Verbinnen (PVerbinnen@sardverb.com)
Mark Harnett (MHarnett@sardverb.com)
212-687-8080

OR

Financial Profiles, Inc.
Moira Conlon (mconlon@finprofiles.com)
Paige Hart (phart@finprofiles.com)
310-478-2700